[LETTERHEAD OF THELEN REID & PRIEST LLP]


                         August 14, 1998




Stanford Telecommunications, Inc.
1221 Crossman Avenue
Sunnyvale, CA  94089-1117


Ladies and Gentlemen:

          We have acted as counsel for Stanford
Telecommunications, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 relating to the issuance and sale of 300,000 shares of common stock, $0.01 par value, of the Company ("Common Stock") pursuant to the Company's 1992 Employee Stock Purchase Plan (the "Plan").

          Please be advised that we are of the opinion that the Common Stock to be offered and sold by the Company, when issued in the manner contemplated by the Plan, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement on Form S-8. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to any other person or entity for any purpose.

                        Very truly yours,

                  /s/ THELEN REID & PRIEST LLP

                    THELEN REID & PRIEST LLP


JLM/MLJ